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EXHIBIT 10.7

PML EMPLOYEE (EVCC) CORP.
STOCK OPTION PLAN

    The purpose of this Stock Option Plan is to retain and encourage the active interest of eligible employees in the business of Power Measurement Ltd. ('PML') and its associated employee venture capital company, PML Employee (EVCC) Corp. (the 'EVCC') and to provide an incentive for employees to be actively involved in and to continue to support the growth of PML and the EVCC.

Article I—Interpretation

    1.1  Definitions:  The following terms shall have the following meanings:

      (a) 'Base Price' shall mean $ 102.83 per share;

      (b) 'Company' or 'EVCC' shall mean PML Employee (EVCC) Corp.;

      (c) 'Control' means the right to elect a majority of the directors to the Board of Directors of the Company;

      (d) 'Employee' shall mean an employee of PML who has acquired shares in the EVCC pursuant to the 1996 Share Offering Document of the EVCC dated January 14, 1996;

      (e) 'Exercise Date' shall mean January 15 immediately succeeding the date upon which the EVCC receives written notice of the Employee's intention to exercise its option in accordance with Article 3;

      (f)  'Option' shall mean the option to acquire Shares of the Company as set out in Article 2 herein;

      (g) 'PML' shall mean Power Measurement Ltd.

      (h) 'Shares' shall mean the Class 'B' Common shares of the Company or such other class of shares as the Board of Directors of the EVCC shall determine; and

      (i)  'Termination of Employment' shall mean the termination of employment with PML or an affiliated, associated or subsidiary company of PML for any reason, whether voluntary or involuntary.

    1.2  Nature of Option:  Nothing in this Option Plan shall grant or confer to the Employee any additional right to remain as an employee, a shareholder, a director or in any other capacity with PML or the EVCC, and this Plan shall be interpreted as a grant of an option only.

Article 2—Grant of Option

    2.1  Grant of Option:  In connection with the 1996 Employee Venture Capital Plan, the EVCC grants to each Eligible Employee who has acquired one Class 'B' Common share of the EVCC the option and right to acquire one additional Class 'B' Common share of the EVCC. The terms and conditions of that Option are subject to the provisions of this Plan.

    2.2  Vesting:  The grant of the option shall vest immediately but shall not be exercisable until the earlier to occur of:

      (a) January 24, 2000; or

      (b) a change in Control of the ownership of PML to a party other than 416606 B.C. Ltd., GFI-PML Investors Corp., or OCM Principal Opportunities Fund LP.

    2.3  Term of Option:  The Option to which each Employee is entitled shall terminate, for each Employee, upon the earlier to occur of:

      (a) January 24, 2007; or

      (b) the Employee's Termination of Employment;

and the right of each Employee to acquire Shares under the Option and this Plan shall terminate on such date.

    2.4  Dilution:  In the event that, during the term of the Option, the total outstanding share capital of the Company is increased or decreased by reason of a share dividend, a share consolidation, a share division or split, or a reclassification of any or all of the shares or classes of shares of the Company then an appropriate adjustment shall be made to the number of Shares subject to the grant of the Option herein either by an increase in the number of shares subject to the Option and a corresponding decrease in the Exercise Price or a decrease in the number of Shares subject to the Option and a corresponding increase in the Exercise Price so as to enable the Employee to maintain under the Option the right to acquire the same proportionate interest in the Company at an equivalent exercise price per share as he held immediately preceding the share dividend, consolidation, division or split or reclassification. In making such adjustments, no fractional shares shall be issued or shall be issuable by the Company and the Employee will receive only the number of full shares to which he may be entitled by reason of such adjustment at the adjusted option price per share.

Article 3—Exercise Price and Manner of Exercise

    3.1  Exercise Price:  The Exercise Price of the Option shall be the Base Price plus 5% of the Base Price for each full year (365 days) that has passed since January 15, 1997 up to the Exercise Date.

    3.2  Notice:  Subject to Article 2, the Option may be exercised in whole or in part on January 15 of each year during the term of the Option by delivery of written notice to the registered office of the Company prior to the expiry of the term of the Option which:

      (a) sets out the number of Shares to be acquired;

      (b) is accompanied by payment of the Exercise Price in full by a certified cheque or banker's draft; and

      (c) is received by the Company prior to January 15th of the year in which the option is to be exercised.

    3.3  Delivery of Share Certificate:  Upon satisfactory receipt of the notice and payment of the Exercise Price, the Company shall issue the required number of Shares and deliver a share certificate in the name of the Employee for the number of Shares purchased on or as soon after January 15 as is practicable. The Shares issued pursuant to the exercise of the Option shall be fully paid up and non-assessable.

    3.4  Legend:  The share certificates issued by the Company may be inscribed with such legend and notice of the terms and conditions of this Plan as the Company may require.

Article 4—Restrictions on Transfer
and Repurchase of Shares by Company

    4.1  Restriction on Transfer of Option:  The Option is personal to the Employee and shall not be assigned, transferred or pledged by the Employee.

    4.2  Restriction on Transfer of Shares:  The Shares acquired by the Employee pursuant to the exercise of the Option shall not be sold, transferred, assigned, pledged or otherwise disposed of to a third party except in accordance with the procedure and the terms and conditions of section 4.3 hereunder party unless and until the shares of the Company are listed for trading on a public stock exchange or trading facility.

    4.3  Right of Resale:  While the restriction on transfer pursuant to section 4.2 is in effect, the Employee may only resell the Shares acquired pursuant to the Option:

      (a) to an Eligible Investor, as that term is defined under the Employee Venture Capital Plan of the EVCC dated January 10, 1997 either by private sale or through the Transfer Notice Procedure set out in Article 20 of the Articles of Association of the Company; or

      (b) to the Company.

    4.4  Re-Sale to Company:  In the event that the Employee wishes to resell the Shares to the Company, the following procedure shall apply:

      (a) The Employee may deliver a request for repurchase to the EVCC who shall deliver a corresponding repurchase request to PML and the EVCC shall repurchase the number of shares specified therein on the following January 1 or July 1, whichever is earlier, ( the 'Repurchase Date') for a purchase price per share equal to the share value calculated in accordance with the formula set out in Appendix A as at the prior Repurchase Date provided that the Company may decline to complete a repurchase if:

        (i)  the repurchase would create a working capital deficiency for PML on a corresponding request by the EVCC for repurchase of PML shares;

        (ii) the amount repurchased when added to the total amount of previous repurchases in the fiscal year would exceed the lesser of:

          (x) 20% of the PML's retained earnings; or

          (y) 50% of the PML's net earnings after taxes for the preceding fiscal year;

        (iii) the repurchase request of PML by the EVCC would cause PML to be in default of its financial obligations under a bona fide arm's-length loan agreement; or

        (iv) PML is insolvent, or if the repurchase request by the EVCC of PML would render PML insolvent.

  Even though a request for repurchase may be declined under this paragraph, it shall remain in effect until withdrawn or fulfilled.

      (b) If at any time the Company declines to complete a repurchase pursuant to paragraph (a) above and the Company has received requests for repurchase from other Employees pursuant to other employee share ownership plans, the Company will thereafter, until all requests for repurchase have been fulfilled, fulfill requests for redemption from all employees of the Company in the following order or priority:

        (i)  first, requests for repurchase made as a consequence of an employee's death;

        (ii) second, requests for repurchase made as a consequence of an employees's retirement;

        (iii) third, requests for repurchase made as a consequence of an employees's involuntary loss of employment; and

        (iv) lastly, all other requests for repurchase

  and, to the extent necessary, the repurchase will be completed on a pro rata basis among repurchases within the same level of priority.

    On completion of a repurchase the EVCC will deliver payment in full for the repurchased shares to the Employee against delivery to the EVCC of the share certificates representing the shares repurchased, duly endorsed for transfer, free and clear of all liens, encumbrances and adverse claims.

    4.5  Termination of Employment:  If the Employee experiences Termination of Employment for any reason, the EVCC shall cause the Shares to be repurchased at a purchase price per share equal to the share value calculated in accordance with the formula set out in Appendix A as at the prior Repurchase Date and the Employee shall be obligated to sell the Shares to the Company. The provisions of section 4.4(a) and 4.4(b) shall apply to the repurchase of Shares by the Company on Termination of Employment.

Article 5—General

    5.1  Governing Law:  This Agreement shall be governed by the laws of the Province of British Columbia and insofar as they are applicable the federal laws of Canada without reference to the principles of conflict of laws.

    5.2  Time of the Essence:  Time shall be of the essence of this Agreement.

    5.3  Notices:  Any notices required to be given hereunder shall be sufficiently given if delivered to the Company at its principal head office or its registered office and if delivered to the Employee at the most recent address shown on the shareholders register of the Company.

    SIGNED on behalf of the Board of Directors of PML Employee (EVCC) Corp. this 13th day of January, 1997.

PML Employee (EVCC) Corp.
/s/ Carol Pendray Director
/s/ [ILLEGIBLE] Director

APPENDIX A

    The value of a Class "B" common share will be determined on the basis of fair market value as defined below as of January 1 or July 1 of each year by PML's accountant, or by such other independent member in good standing of the Canadian Institute of Chartered Business Valuators as PML and the EVCC may agree upon from time to time. In determining the fair market value of a Share, the valuator may not provide for a premium for control, a discount for minority interests, or any adjustment based on any tax credit allowable under the Income Tax Act (British Columbia) or the Income Tax Act (Canada) in respect of the Share. The valuator may rely on annual financial statements and internally prepared quarterly financial statements in the event that externally prepared or review quarterly financial statements are not available.

    The fair market value of the Class "B" Common Shares of the EVCC shall be based on the corresponding fair market value of the Class "F" Common Shares of PML determined in accordance with the following valuation:

    (A) in the event that the shares of PML are not posted for trading on a public share exchange:

      (i)  the amount equal to the sum of (x) the product of four times the sum of PML's EBITDA (as defined below) during the eight completed fiscal quarters of PML most recently preceding the Share Valuation Date and for which quarterly financial statements are available as of the Share Valuation Date (the "Test Period") [excluding any Acquisition-Derived EBITDA (as defined below) referred to in clause (y), to avoid duplication], plus (y) in the event that PML acquires any business, material line of business or material product line after the date of this Agreement, the product of four times the sum of the relevant Acquisition Derived EBITDA during the eight completed fiscal quarters most recently preceding the Exercise Date and for which quarterly financial statements are available as of the exercise date minus the Acquisition Indebtedness related thereto, such sum in turn divided by

      (ii) the total number of outstanding common shares (including all series thereof) of PML, including such shares then issuable upon exercise or conversion of any other instruments or securities, as of the business day immediately preceding the Share Valuation Date;

      (iii) which sum shall then be discounted by 22.5%.

    The parties agree that, in the case of each acquisition to which clause (i)(y) is applicable, for the first two years following the acquisition, if the computation in that clause would result in a negative number, then the amount in such clause will be deemed to equal zero notwithstanding such computation; following such two-year period, the result of the computation will be applied literally whether the result is a negative or a positive number. For purposes of this Agreement, the following terms have the following meanings:

    "EBITDA" means the income from operations before interest expense and income taxes plus depreciation and amortization expense, determined in accordance with Canadian generally accepted accounting principles consistently applied ("GAAP"), plus, to the extent any of the following were deducted from income from operations for the applicable Test Period,

      (a) any amounts paid by PML in settlement of its litigation with Square D Company, exclusive of any legal fees or other expenses incurred in connection therewith,

      (b) any Management Fees [as defined in the Securityholder Agreement of even date herewith (the "Securityholder Agreement")] paid by PML to GFI Energy Ventures LLC or any affiliate thereof, and

      (c) all expenses of the transaction contemplated by the Share Acquisition and Repurchase Agreement dated August 26, 1996 paid by PML pursuant to Section 5.3 of the said Agreement.

    "Acquisition-Derived EBITDA" means the EBITDA derived from a business, material line of business or material product line acquired by PML after the date of this Agreement from a third person or entity, whether such EBITDA was derived prior to the acquisition or thereafter.

    "Acquisition Indebtedness" means indebtedness incurred, assumed or guaranteed by PML following the date hereof in connection with PML's acquisition (by way of asset or securities purchase, amalgamation, consolidation or otherwise) of a business, any material line of business or any material product line, or any capital expenditure related thereto.

OR

    (B) in the event that shares of PML are posted for trading at a public share exchange, the average trading price of the listed shares at the close of trading on PML's principal stock exchange or trading facility over the seven (7) day period immediately preceding the Share Valuation Date.

SUBSCRIPTION FORM

    This subscription form must be completed by Eligible Employees of Power Measurement Ltd. (the "Eligible Business") or its affiliates who wish to subscribe for Shares of PML Employee (EVCC) Corp. (the "EVCC") during the offering period of January 13, 1997 to January 24, 1997.

1.  EMPLOYEE INFORMATION

  (a)
  Name: ________________________________________________ (the "Investor")

  (b)
  Address: ________________________________________________________________________
  _________________________________________________________________________________.

  (c)
  Social Insurance Number: _________________________________________________________

2.  SUBSCRIPTION ENTITLEMENT

    Under the Employee Venture Capital Plan (the 'Plan'), the Investor is entitled to purchase up to 98 Plan Shares of the EVCC under this offering at a price of $ 102.83 per share. The Investor is also entitled, on a pro rata basis and subject to availability, excess Plan Shares for which subscriptions have not been received.

    The Investor is also entitled to purchase Additional Shares of the EVCC under this offering at a price of $102.83.

3.  SUBSCRIPTION

    (a) The Investor hereby subscribes for and agrees to purchase:

________________________ Plan Shares (the "Shares")
(under the Initial Entitlement, Investor may subscribe for up to 98 shares)

of the EVCC pursuant to the Plan. This subscription is made based on the representations, warranties and covenants of the EVCC contained in the Plan, the share offering document accompanying this form, and herein and the Investor acknowledges is subject to the terms and conditions of such documents.

    (b) In the event that the total amount of Plan Shares under the Offering is not fully subscribed for, the Investor hereby subscribes for and agrees to purchase:

________________________ Plan Shares (the "Shares")
(in addition to the Maximum Initial Entitlement of 98 Plan Shares, an Investor may subscribe for up to 31 more Plan Shares before the annual maximum provincial tax credit of $2,000.00 will be exceeded)

in addition to his or her initial subscription entitlement and hereby subscribes for and agrees to purchase, subject to availability, said Plan Shares.

    (c) The Investor is willing to take up to ___________________ Additional Shares and hereby subscribes for and agrees to purchase, subject to availability and his or her pro rata entitlement, said number of Additional Shares. The Investor acknowledges that Additional Shares are not subject to provincial or federal tax credits and are subject to the terms and conditions as set forth in the Confidential Share Offering Document and, as applicable, the Plan.

4.  PAYMENT

    (a) A cheque payable to the EVCC in the amount of $_________ is attached as payment for the Initial Entitlement of Plan Shares. This amount should equal the sum of the number of shares subscribed for under section 3(a) above x $102.83.

    (b) The Investor agrees that he or she will, on being notified of any excess Plan Shares or Additional Share to which he or she shall be entitled and for which he or she has subscribed for above pursuant to section 3(b) and 3(c) above, issue a cheque to the EVCC for the balance owing forthwith and in any event within three (3) business days of receiving such notice.

5.  SHARE CERTIFICATE (check one)

    The Investor hereby directs that the share certificate representing the Shares be issued:

    (a) in the Investor's name;

    (b) in the Investor's name, and later transferred into the name of the trustee of the Investor's registered retirement savings plan as follows:

    ________________________________________________________________________
    (insert trustee name, address and RRSP number)

    ________________________________________________________________________; or

    (c) in the name of the trustee of the Investor's registered retirement savings plan as follows:

    ________________________________________________________________________
    (insert trustee name, address and RRSP number)

    ________________________________________________________________________;

and acknowledges that, with respect to Plan Shares, the share certificate will be held by Royal Trust, as authorized depository, pending expiry of the 5 year hold period under the Employee Investment Act.

6.  REPRESENTATIONS BY THE EVCC

    By delivering this subscription form to the Investor, the EVCC additionally represents and confirms to the Investor that:

    (a) the Plan has been duly registered as an employee venture capital plan under the Employee Investment Act, S.B.C. 1989, c.24 (the "Act"); and

    (b) upon delivery of this subscription form to the EVCC duly completed by the Investor, it will constitute a binding agreement between the EVCC and the Investor.

7.  REPRESENTATIONS BY THE INVESTOR

    The Investor hereby certifies and confirms that:

    (a) he/she has received and read the share offering document accompanying this form;

    (b) he/she meets the criteria for an "eligible investor" set out on page 2 of the share offering document and is acquiring the shares as a principal and not on behalf of or for the benefit of any other party;

    (c) since (insert the date which is 1 year prior to the date of application for registration of the Plan), he/she has not disposed of any shares of the Eligible Business other than as follows:

    ________________________________________________________________________

    ________________________________________________________________________;

    (d) he/she has not acquired any other shares of the EVCC (or any other corporation) for which a tax credit certificate under the Act was issued or has been or will be applied for other than as follows:

    ________________________________________________________________________

    ________________________________________________________________________;

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    (e) during the two year period preceding the date on which the Shares will be paid for in full, the Investor has not disposed of (and will not dispose of) any other shares of the EVCC for which a tax credit under the Act was issued other than as follows:

    ________________________________________________________________________

    ________________________________________________________________________; and

    (f)  he/she has not received or applied for and will not receive or apply for tax credit certificates under the Act totaling more than:

(i)	$2,000 in value in respect of any one calendar year; and
(ii)	$10,000 in value in grand total.

    (g) he/she requests that for tax credit application purposes purchase of the Plan Shares be allocated as follows:

Calendar Year	No. of Shares	Cost ($) Allocated to
1996	____________	________________________
1997	____________	________________________

8.  AUTHORIZATION BY INVESTOR

    (a) The Investor hereby authorizes the EVCC to make application on the Investor's behalf for a tax credit certificate pursuant to section 24 of the Act for the Plan Shares, to use the information provided under Part 7 of this subscription form as the basis for such application and to provide to the administrator under the Act any information required by the administrator for the purpose of processing such application.

    (b) The Investor hereby authorizes the EVCC to execute on behalf of the Investor the form of escrow agreement contained in Appendix I to the Plan providing for the holding of certificates representing the Shares by an authorized depository as contemplated by the Regulations, and hereby irrevocably appoints the EVCC as the Investor's attorney for the purpose of executing such agreement.

    (c) The Investor hereby irrevocably appoints the EVCC with full power of substitution as the Investor's attorney to execute such waivers or consents on the Investor's behalf as may be necessary from time to time to ensure compliance by the EVCC with section 41 of the Company Act (British Columbia).

    (d) The Investor acknowledges and agrees that the authorizations and appointments set out in this Part 8 are irrevocable and shall survive the death, disability or incapacity of the Investor and be binding upon the Investor's heirs, executors, administrators and legal representatives.

    (e) The Investor agrees that the Investor's address, as shown in Part 1, may be used for the purpose of sending any document to him or her pursuant to the Plan or the Act, unless the Investor shall have notified the EVCC of a different address.

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Dated the      day of            , 199  .

SIGNED in the presence of:	)
)
________________________________________________ (Witness' Name - Please Print)	) )	________________________________________________ (Investor Signature)
________________________________________________ (Witness Address)	) )

9.  TAX CREDIT APPLICATION (to be completed by the EVCC)

    To: The Administrator under the Employee Investment Act (British Columbia)

    Pursuant to section 24 of the Act, the EVCC hereby applies for a tax credit certificate on behalf of the Investor on the basis of the information provided by the Investor set forth above. For the purpose of such application, the EVCC hereby certifies that:

    (a) the Plan Shares have been issued to the Investor under the Plan and the EVCC received payment in full for the Plan Shares on ________________________________________________;

    (b) the EVCC has to the date hereof complied with the Plan, the Act the regulations thereto and any conditions of registration specified by the Administrator;

    (c) all Eligible Investors (as defined in the Plan) were fully informed of their right to purchase shares under the Plan; and

    (d) no tax credit has previously been allowed for the Shares under the Income Tax Act (British Columbia) or the Income Tax Act (Canada), and the Investor is not entitled in respect of the acquisition of the Shares to claim any tax credit (except that contemplated hereby) or deduction or receive any other financial assistance from any government, municipality or public authority.

    I, the undersigned, am a director or officer of the EVCC duly authorized to make this application, and, to the best of my knowledge after due examination and inquiry, all statements made in this application are true and correct. I have read sections 30 and 36 of the Act and I understand that it is an offense and may expose me to personal liability to make a false or misleading statement in this application.

PML Employee (EVCC) Corp.
Date:	________________________________________________	Per:	________________________________________________ Carol Pendray, Director

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QuickLinks

  EXHIBIT 10.7
PML EMPLOYEE (EVCC) CORP. STOCK OPTION PLAN
Article I—Interpretation
Article 2—Grant of Option
Article 3—Exercise Price and Manner of Exercise
Article 4—Restrictions on Transfer and Repurchase of Shares by Company
Article 5—General
APPENDIX A
SUBSCRIPTION FORM